PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS

                             BY AND AMONG

                         A I M GROWTH SERIES,

                      A I M DISTRIBUTORS, INC.,

                                 AND

                AMERICAN UNITED LIFE INSURANCE COMPANY

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                          TABLE OF CONTENTS


DEFINITION                                                        PAGE

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Sale of Fund Shares. . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Representations and Warranties . . . . . . . . . . . . . . . . . . . 3

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Prospectuses and Proxy Solicitations . . . . . . . . . . . . . . . . 4

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Sales Material and Information . . . . . . . . . . . . . . . . . . . 5

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE VI.......................................................... 7
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .14

SCHEDULE "A" . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

SCHEDULE "B" . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

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           PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS

                             BY AND AMONG

                          AIM GROWTH SERIES,

                      A I M DISTRIBUTORS, INC.,

                                 AND

               AMERICAN UNITED LIFE INSURANCE COMPANY



     THIS AGREEMENT, made and entered into this 31st day of May, 2002 by and among American United Life Insurance Company ("Insurer"), a life insurance company domiciled in Indiana, on its own behalf and on behalf of each segregated asset account of Insurer set forth on Schedule "A" as may be amended from time to time (each such account hereinafter referred to as the "Account"), a AIM Growth Series on behalf of its portfolios set forth on Schedule "B" as may be amended from time to time (the "Fund"), a Delaware trust and A I M Distributors, Inc. (the "Underwriter"), a Delaware corporation.

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund is available to act as the investment vehicle for separate accounts funding pension plan contracts, as defined in Section 818 of the Internal Revenue Code of 1986, as amended (the "Code"), to be offered by Insurer; and

     WHEREAS, Insurer is offering certain registered and unregistered variable group annuity contracts (the "Contracts"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by appropriate corporate resolution of the Insurer's Board of Trustees to set aside and invest assets attributable to one or more annuity contracts; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the" 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, Insurer intends to purchase shares in the Fund on behalf of each Account to fund the various Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

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     NOW,  THEREFORE,  in consideration of their mutual promises,  Insurer,  the
Fund and the Underwriter agree as follows:


                                    ARTICLE I
                               SALE OF FUND SHARES

     1.1 The Underwriter on behalf of the Fund agrees to sell to Insurer those Fund shares which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, Insurer shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next Business Day. Business Day shall mean any day on which the New York Stock Exchange is open for trading which is also a "Business Day of the Fund" as that term is defined in the Fund's prospectus.

     1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Insurer and its Accounts on each Business Day and the Fund shall use reasonable efforts to calculate such net asset value on each Business Day.

     1.3 The Fund agrees to redeem, on Insurer's request, any full or fractional shares of the Fund held by Insurer or the Accounts, executing such requests on a daily basis at the net asset value next computed after the Fund or its designee receives the redemption request. For purposes of this Section 1.3, Insurer shall be the designee of the Fund for receipt of redemption requests from each Account and receipt by such designee shall constitute receipt by the Fund provided that the Fund receives notice of such redemption request by 10:00 a.m. Eastern Time on the next Business Day. Insurer agrees to use its best efforts to notify the Fund in advance of any large anticipated redemptions in order to avoid any unnecessary disruption or burden in the management of the Fund's assets.

     1.4 Insurer shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is effected in accordance with the provisions of
Section 1.1, and the Underwriter shall pay redemption proceeds on the next Business Day after an order to redeem Fund shares is effected in accordance with the provisions of Section 1.3. Payment shall be in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Insurer or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account.

     1.6 The Fund shall furnish notice by facsimile or telephone, (if by telephone, it must be followed by written confirmation) to Insurer of any income, dividends or capital gain distributions payable on the Fund's shares. Insurer hereby elects to receive all such income dividends and capital gain distributions in additional shares of that Fund. Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify Insurer of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Fund shall make the net asset value per share for each Fund available to Insurer on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Insurer represents and warrants that the Contracts are either registered under the 1933 Act or exempt from registration under Section 3(a)(2) under the 1933 Act; that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. Insurer further represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Indiana and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Indiana law and each Account is either registered as an investment company under the 1940 Act or excluded from the definition of "investment company" under Section 3(c)(11) of the 1940 Act.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state laws and regulations and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3 The Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurer immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the 1934 Act. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal laws and regulations, including the 1933 Act, the 1934 Act, and the 1940 Act and the regulations promulgated thereunder.

     2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply with the 1940 Act and the Rules promulgated thereunder.

     2.6 The Fund and Underwriter represent and warrant that all of their trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.7 Insurer represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


                                   ARTICLE III
                      PROSPECTUSES AND PROXY SOLICITATIONS

     3.1 The Underwriter shall provide Insurer with as many copies of the Fund's current prospectus (and any supplements thereto) as Insurer may reasonably request. If requested by Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the current prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for Insurer once each year (or more frequently if the prospectus for the Fund is amended) to have the disclosure memoranda for the Contracts and the Fund's prospectus printed simultaneously. Such documentation shall be provided in a timely manner.

     3.2 The Fund's prospectus shall state that the Statement of Additional Information ("SAI") for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that such SAI is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such SAI to Insurer and to any owner/participant of a Contract or prospective owner/participant who requests such SAI.

     3.3 The Fund, at its expense, shall provide Insurer with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as Insurer shall reasonably require for distributing to Contract owners/participants.

     3.4 When the Fund submits proposals to shareholders, Insurer shall, if and to the extent required by law:

     (i) solicit voting instructions from owners of or participants in the Contract;

     (ii) vote the Fund shares in accordance with instructions received from owners of or participants in the Contract; and

     (iii)vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Fund for which instructions have been received (so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners). Insurer reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.


                                   ARTICLE IV
                         SALES MATERIAL AND INFORMATION

     4.1 Insurer will provide to the Fund at least one (1) complete copy of all disclosure memoranda, reports, sales literature and other promotional materials, applications for exemptive relief, requests for no action letters, and all amendments, if any, that relate to the Contracts or the Fund.

     4.2 Insurer, or its designee, shall furnish, or shall cause to be furnished, to the Advisor, Underwriter or their respective designee(s), each piece of sales literature or other promotional material in which the Fund, Advisor or Underwriter is named. No such material will be used until the approval of any required governmental or self-regulatory authority (i.e., the NASD) has been obtained, if necessary.

     4.3 Insurer shall not give any information or make any representations on behalf of the Fund, Advisor or Underwriter or concerning the Fund, Advisor or Underwriter other than the information or representations contained in the Registration Statement for the Fund, as amended from time to time, or in published reports for the Fund, Advisor or Underwriter which are in the public domain or approved by the Fund, Advisor or Underwriter for distribution to Contract owners, or in sales literature or other promotional material approved by the Fund, Advisor, Underwriter or the designee of any of them, except with the permission of the Fund, Advisor or Underwriter.

     4.4 The Fund, Underwriter, or their respective designee(s) shall furnish, or shall cause to be furnished, to Insurer or its designee, each piece of sales literature or other promotional material in which Insurer and/or its separate account(s) is named. No such material will be used until the approval of any required governmental or self-regulatory authority (i.e., the NASD) has approved the material, if necessary.

     4.5 The Fund and the Underwriter shall not give any information or make any representations on behalf of Insurer or concerning Insurer, the Accounts, or the Contracts other than the information or representations contained in the Registration Statements or disclosure memoranda for the Contracts, as such documents may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by Insurer for distribution to Contract owners, or in sales literature or other promotional material approved by Insurer or its designee, except with the permission of Insurer.

     4.6 The Fund will provide to Insurer at least one (1) complete copy of all registration statements, prospectuses, SAI, reports, proxy statements, applications for exemptive relief, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.


                                    ARTICLE V
                                    EXPENSES

     5.1 To the extent permitted under applicable law, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all of its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for all taxes on the issuance or transfer of the Fund's shares, the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus, registration statements and amendments thereto, proxy materials and reports, setting in type and printing the Fund's prospectus, setting in type and printing the Fund's proxy materials and reports to shareholders, the preparation of all Fund statements and notices required by any federal or state law.

     5.2 It shall be the sole responsibility of Insurer to comply with provisions of federal and state law applicable to the delivery of Fund prospectuses. Insurer shall bear all costs related to any Contract disclosure document to be provided to owners or participants in the Contracts. Insurer shall bear all costs of distributing Contract materials. The Fund and/or Underwriter shall bear all costs of distributing Fund materials (including prospectuses, proxy materials and periodic reports) to owners or participants in the Contracts.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification By Insurer

     6.1(a) Insurer agrees to indemnify and hold harmless the Fund, its affiliates (including the Underwriter) and each of their trustees and officers and each person, if any, who controls the Fund or its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statements or disclosure memoranda for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund or the Underwriter for use in the Registration Statements or disclosure memoranda for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by Insurer or persons under its control) or wrongful conduct of Insurer or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of Insurer; or

     (iv) arise as a result of any material failure by Insurer to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by Insurer, as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

     6.1(b) Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     6.1(c) Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such claim shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Insurer to such party of Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(d) The Indemnified Parties will promptly notify Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund with respect to the Account.

     6.2. Indemnification by the Underwriter and the Fund

     6.2(a) To the extent permitted by law, the Fund and/or the Underwriter each agree to indemnify and hold harmless Insurer and each of its directors and officers and each person, if any, who controls Insurer within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund and/or the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of Insurer for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statements, disclosure memoranda or sales literature for the Contracts not supplied by the Fund, the Underwriter or persons under the control of either of them) or wrongful conduct of the Fund or Underwriter or persons under the control of either of them, with respect to the sale or distribution of Fund shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, disclosure memoranda, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Insurer by or on behalf of the Fund or the Underwriter ; or

     (iv) arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

     6.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurer or the Account, whichever is applicable.

     6.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(d) Insurer agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.


                                   ARTICLE VII
                                 APPLICABLE LAW

     7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

     7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.


                                  ARTICLE VIII
                                   TERMINATION

     8.1 This Agreement shall terminate:

          (a) at the option of any party upon one hundred eighty (180) days' advance written notice to the other parties; or

          (b)  at the option of Insurer to the extent  that  shares of Funds are
               not  reasonably   available  to  meet  the  requirements  of  the
               Contracts as determined by Insurer in its sole discretion; or

          (c) at the option of the Fund in the event that formal administrative proceedings are instituted against Insurer by the NASD, the SEC, any Insurance Commissioner, or any other regulatory body regarding Insurer duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Insurer to perform its obligations under this Agreement; or

          (d) at the option of Insurer in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, any Insurance Commissioner, or any other regulatory body regarding the Fund's or the Underwriter's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of the Fund, or the purchase of Fund shares; provided, however, that Insurer determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

          (e) with respect to any Account that intends to change the funding vehicle and such change would require approval of the State Insurance Department, with written notice to the Fund or the Underwriter contemporaneously with application to the State
               Insurance Department, upon requisite approval of the State Insurance Department and Contract owners, if necessary; or

          (f) at the option of Insurer, in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurer; or

          (g) at the option of Insurer, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Insurer reasonably believes that the Fund may fail to so qualify; or

          (h) at the option of either the Fund or the Underwriter, if (i) the Fund or the Underwriter, respectively, shall determine in good faith that Insurer has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the

               Fund or the Underwriter, (ii) the Fund or the Underwriter shall notify Insurer in writing of such determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by Insurer and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth (60th) day shall be the effective date of termination; or

          (i) at the option of Insurer, if (i) Insurer shall determine in good faith that either the Fund or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of Insurer, (ii) Insurer shall notify the Fund and the Underwriter in writing of such determination and its intent to terminate the Agreement, and
               (iii) after considering the actions taken by the Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth (60th) day shall be the effective date of termination, or

          (j) at the option of either the Fund or the Underwriter, if Insurer gives the Fund and the Underwriter the written notice specified in Section 8.1(a) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 8.1(j) shall be effective forty-five (45) days after the notice specified in Section 8.1(a) was given.

     8.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

     8.3 Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

          (a) In the event that any termination is based upon the provisions of Sections 8.1(a), 8.1(h), 8.1(i) or 8.1(j) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

          (b) In the event that any termination is based upon the provisions of Sections 8.1(c) or 8.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

     8.4 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at Insurer's option, continue to make available additional Fund shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), but not to new Contracts or participants. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. Notwithstanding the foregoing, the Board of Directors of the Fund may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.


                                   ARTICLE IX
                                     NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the applicable party at the address set forth below or at such other address as may be specified in writing to the other parties.


         IF TO THE FUND:
                AIM Growth Series
                11 Greenway Plaza, Suite 100
                Houston,  Texas 77046-1173
                Facsimile: (713)  214-1456

                Attn:  Nancy  L.  Martin,  Esq.

         IF TO THE  UNDERWRITER:
                 A I M Distributors,  Inc.
                11  Greenway  Plaza,  Suite 100
                Houston,  Texas  77046-1173
                Facsimile: (713) 214-4785

                Attn: Ofelia M. Mayo, Esq.

        IF TO INSURER:
                American United Life Insurance Company
                One American Square
                Indianapolis, Indiana  46282
                Facsimile:  (317) 285-1470
                Attn: Richard A. Wacker, Esq.


                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

     10.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, without the express written consent of the affected party shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

     10.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto further agrees to furnish any state insurance department with any information or reports in connection with services provided under this Agreement if such state so requests.

     10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.8 No part of this Agreement may be assigned without the prior written consent of the other parties. Such consent will not be unreasonably withheld.

              ______________________________________________

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                                                         AIM GROWTH SERIES

     Attest: /s/ Nancy L. Martin                       By:/s/ Carol F Relihan
     Name:  Nancy L. Martin                                Carol F. Relihan
     Title: Assistant Secretary                         Senior Vice President



                                                         AIM  DISTRIBUTORS, INC.

     Attest:Nancy L. Martin                            By:/s/ Gene Needles
     Name:  Nancy L. Martin                             Gene Needles
     Title: Assistant Secretary                         Executive Vice President




                                                         AMERICAN UNITED LIFE
                                                         INSURANCE COMPANY

     Attest: /s/ Richard A. Wacker                     By:/s/ Michael R. Grimme
     Name: Richard A. Wacker                           Name: Michael R. Grimme
     Title: Associate General Counsel                  Title: Vice President,
                                                        Marketing Retirement
                                                        Services

                                  SCHEDULE "A"


     SEPARATE ACCOUNTS

     AUL American Unit Trust
     (established 08/17/89)

     Group Retirement Annuity Separate Account I
     (established 08/17/89)

     Group Retirement Annuity Separate Account II
     (established 08/17/89)

     Group Retirement Annuity Separate Account III
     (established 03/31/00)

                                  SCHEDULE "B"



     FUNDS

     AIM GROWTH SERIES   Class A Shares

            AIM Basic Value Fund
            AIM Mid Cap Equity Fund
            AIM Small Cap Growth Fund